004 Putnam Income Fund attachment
4/30/03 Semi-Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A	28,267
Class B	9,951
Class C	770

72DD2	(000s omitted)

Class M	28,732
Class Y	11,516

73A1

Class A	0.138
Class B	0.113
Class C	0.115

73A2

Class M	0.132
Class R	0.06
Class Y	0.145

74U1	(000s omitted)

Class A	206,544
Class B	88,033
Class C	6,702

74U2	(000s omitted)

Class M	186,209
Class Y	83,218

74V1

Class A	6.75
Class B	6.71
Class C	6.72

74V2

Class M	6.69
Class R	6.75
Class Y	6.78